Exhibit 99.1

CohBar, Inc. Announces Second Quarter 2017 Financial Results

Menlo Park, California – August 14, 2017 – CohBar, Inc. (OTCQX: CWBR and TSXV: COB.U) (“CohBar” or the “Company”), an innovative biotechnology company focused on developing mitochondria based therapeutics (MBTs) to treat age-related diseases, today reported financial results for the second quarter ended June 30, 2017.

“We continued to move forward during the quarter on multiple fronts,” said Simon Allen, CohBar’s CEO. “Our IND-enabling activities with our lead candidates for NASH made substantial progress toward our first-in-human clinical trial targeted for early next year, and early-stage studies from our technology platform continued to indicate promising therapeutic potential for a number of our new peptides, most notably in the areas of type 2 diabetes and oncology. We also conducted a successful private placement which closed right after the quarter ended, which we expect to provide funding for our planned operations into the second half of 2018.“

Second Quarter 2017 Preclinical Developments and Business Highlights

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Progress with Clinical Candidates. CohBar continued to advance its lead drug candidates (CB4209/4211) for nonalcoholic steatohepatitis (NASH) and obesity through IND-enabling activities targeting initiation of a Phase 1 clinical trial in early 2018.

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New CohBar Discoveries. Using its proprietary technology platform, the Company has identified a number of novel peptides which have demonstrated early stage therapeutic potential in the areas of type 2 diabetes and oncology. These peptides are improved analogs of previously unexplored natural peptides encoded within the mitochondrial genome.

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Completed $5.2 Million Private Placement. In the second quarter the Company initiated a private placement offering, completed in early July, issuing 3,438,053 units at a price of $1.50 per unit for total proceeds of approximately $5.2 million. Each unit consisted of one share of the Company’s common stock and one common stock purchase warrant.

•	Expansion of Pharma Partnering Activities. CohBar’s senior management and Torreya Partners kicked off the Company’s expanded partnering program in June by meeting with major pharma companies in the NASH space at the BIO International Convention in San Diego. During the quarter, the Company engaged Torreya Partners, a leading strategic advisory firm serving companies in the life sciences industry, to assist in its pharma partnering activities. Torreya has advised on more than 150 licensing transactions with pharma over the past 10 years, including recent licensing deals in the NASH space between Phenex Pharmaceuticals AG and Gilead Sciences, Inc. and Conatus Pharmaceuticals Inc. and Novartis AG.

During the second quarter, CohBar’s founders, Dr. Pinchas Cohen and Dr. Nir Barzilai, continued to be recognized as international leaders in the study of aging, age-related diseases and mitochondrial science.

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Dr. Cohen delivered lectures at major scientific symposia during the quarter including “The Mitochondria and the Environment” at the National Institute of Environmental Health Sciences; “New Insights into the Mitochondria and Aging” at the Interventions in Aging Conference; “Interface between the IGF Axis and the Mitochondria” at the Gordon Research Conference; “Mitochondrial-derived Peptides and their Role in Vascular Disease” at the Keystone Symposia on Mitochondria, Metabolism and the Heart; and “Personalized Aging - Implications for Oral Health” at the Japanese Society for Gerontology. CohBar founders Drs. Cohen and Barzilai were also speakers on the panel “Will You Live to a Healthy 100” at the Milken Institute Global Conference. Lastly, Dr. Cohen co-authored a paper published in the Journal of Physiology entitled “Mitochondrial derived peptides as novel regulators of metabolism.”

•	Dr. Barzilai was a keynote speaker at The Credit Suisse Global Megatrends Conference (Singapore), The Spanish Association of Human Genetics (Madrid), Aging Re-Imagined (Winston-Salem) and BioMed 2017 – Targeting Aging (Tel Aviv). Dr. Barzilai also appeared in online and print publications, including: The New York Times, in “Scientists Discover Key to a Longer Life in Male DNA”; Motherboard.Vice.com in “The Anti-Aging Pill Scientists Want to Test in Humans”; Fierce Biotech in “Diabetes drug metformin shows promise in treating one form of autism”; and in Wired Magazine’s article entitled “Forget the blood of teens, this pill promises to extend life for a nickel a pop.”

Second Quarter 2017 Financial Highlights

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Cash and Investments. CohBar had cash and investments of $7,731,691 on June 30, 2017, compared to $8,686,420 on December 31, 2016. As previously reported, upon the completion of the private placement in July 2017, CohBar had a cash and investments balance of approximately $12.5 million.

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R&D Expenses. Research and development expenses were $1,274,634 in the three months ended June 30, 2017 compared to $852,596 in the prior year quarter. The $422,038 increase was due to IND-related costs and laboratory supplies as we continue to advance our lead drug candidates into clinical studies and develop optimized MBT candidates, offset by a decrease in compensation costs relating to a bonus paid in the prior year quarter with no corresponding expense in the current year and lower headcount and stock based compensation.

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G&A Expenses. General and administrative expenses were $635,007 in the three months ended June 30, 2017, compared to $674,569 in the prior year quarter. The $39,562 decrease was primarily due to the timing of a bonus accrued in the prior year quarter with no corresponding expense in the current year, offset by an increase in salaries with an additional headcount in the current year quarter when compared to the prior year period.

•	Net Loss. For the three months ended June 30, 2017, net loss was $1,906,539, or $0.05 per share basic and diluted, compared to a net loss of $1,527,822, or $0.05 per share basic and diluted, for the three months ended June 30, 2016.

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Conference Call Information:
Date: August 14, 2017
Time: 2:00 p.m. (Pacific Time)
Dial-in U.S. and Canada: 1-888-245-0932

Dial-in International: 1-719-325-4835

Conference ID# 7589075

An audio recording of the call will be available beginning at 5:00 p.m. (Pacific Time) on August 14, 2017, through 9:00 p.m. (Pacific Time) on August 28, 2017. To access the recording please dial 1-844-512-2921 in the U.S. and Canada or 1-412-317-6671 internationally and reference Conference ID# 7589075.

About CohBar’s Lead Program

CohBar’s lead preclinical development program is based on MOTS-c, a mitochondrial-derived peptide discovered in 2012 by the Company’s founders and their academic collaborators, whose research has shown that MOTS-c plays a significant role in the regulation of metabolism. The Company has developed novel, improved analogs of the MOTS-c peptide, CB4209 and CB4211, which have demonstrated significant therapeutic potential in preclinical models of obesity and nonalcoholic steatohepatitis (NASH). CohBar is currently advancing these drug candidates through IND-enabling activities with plans to initiate clinical trials of the final candidate in early 2018.

About CohBar

CohBar (OTCQX: CWBR and TSXV: COB.U) is an innovative biotechnology company focused on the research and development of mitochondria based therapeutics (MBTs), an emerging class of drugs for the treatment of age-related diseases. MBTs originate from the discovery by CohBar’s founders of a novel group of peptides within the mitochondrial genome which regulate metabolism and cell death, and whose biological activity declines with age. CohBar’s efforts focus on the development of these mitochondrial-derived peptides (MDPs) into clinically relevant MBTs that offer the potential to address a broad range of age-related diseases, including obesity, nonalcoholic steatohepatitis (NASH), type 2 diabetes, cancer, cardiovascular and neurodegenerative diseases. To date, the Company and its founders have discovered more than 65 MDPs.

For additional company information, please visit www.cohbar.com.

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Forward-Looking Statements

This news release contains forward-looking statements (statements which are not historical facts) within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include CohBar’s plans and expectations for its CB4209 and CB4211 candidate program, including anticipated timing and results of IND-enabling activities, regulatory submissions and initiation of clinical trials, statements regarding the therapeutic potential of these and other mitochondria based therapeutics, and the potential for additional discoveries, and expectations regarding the adequacy of capital resources to continue our operations, potential partnering activities and future intellectual property protection. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by CohBar. These risks and uncertainties include, among other things, the uncertainties inherent in research and development, including the ability to meet anticipated commencement and completion dates for IND-enabling and initial clinical studies, as well as the possibility of unfavorable study results, including unfavorable new data and additional analyses of existing data; risks associated with initial data, including the risk that results of additional pre-clinical or clinical studies may be different from (including less favorable than) the earlier data results and may not support further clinical development; whether and when any investigational new drug application may be filed with regulatory authorities for CB4209 or CB4211; whether and when regulatory authorities may approve any such applications, and other decisions by regulatory authorities that could affect the availability or commercial potential of CB4209 or CB4211. Additional risks and uncertainties include CohBar’s ability to retain key personnel, expand its research operations, and obtain financing necessary to continue its operations and fund its candidate programs. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission and applicable Canadian securities regulators, which are available on our website, and at www.sec.gov or www.sedar.com.

You are cautioned that such statements are not guarantees of future performance and that our actual results may differ materially from those set forth in the forward-looking statements. The forward-looking statements and other information contained in this news release are made as of the date hereof and CohBar does not undertake any obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Investor and Media Contact:

Jeff Biunno, CFO

CohBar, Inc.

(650) 446-7888 ext. 109

jeff.biunno@cohbar.com

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CohBar, Inc.
Condensed Balance Sheets
	As of
	June 30, 2017	December 31, 2016
	(unaudited)
ASSETS
Current assets:
Cash	$4,633,845	$3,257,458
Investments	3,097,846	5,428,962
Subscription receivable	-	522,326
Prepaid expenses and other current assets	173,512	110,822
Total current assets	7,905,203	9,319,568
Property and equipment, net	198,964	230,512
Deferred offering costs	35,154	-
Other assets	38,285	36,810
Total assets	$8,177,606	$9,586,890

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$757,010	$103,294
Accrued liabilities	81,853	132,780
Accrued payroll and other compensation	161,332	447,641
Note payable, net of debt discount of $0 and $59 as of June 30, 2017 and December 31, 2016, respectively	102,630	205,201
Total liabilities	1,102,825	888,916

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, Authorized 5,000,000 shares;
No shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	-	-
Common stock, $0.001 par value, Authorized 75,000,000 shares;
Issued and outstanding 35,857,701 shares as of June 30, 2017 and 34,807,881 as of December 31, 2016	35,858	34,808
Additional paid-in capital	25,587,108	23,072,702
Accumulated deficit	(18,548,185)	(14,409,536)
Total stockholders’ equity	7,074,781	8,697,974
Total liabilities and stockholders’ equity	$8,177,606	$9,586,890

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CohBar, Inc.
Condensed Statements of Operations
(unaudited)

	For The Three Months Ended June 30,		For The Six Months Ended June 30,
	2017	2016	2017	2016

Revenues	$-	$-	$-	$-

Operating expenses:
Research and development	1,274,634	852,596	2,567,414	1,589,696
General and administrative	635,007	674,569	1,575,096	1,154,501
Total operating expenses	1,909,641	1,527,165	4,142,510	2,744,197
Operating loss	(1,909,641)	(1,527,165)	(4,142,510)	(2,744,197)

Other income (expense):
Interest income	4,242	1,274	6,405	3,930
Interest expense	(1,140)	(1,882)	(2,485)	(3,757)
Amortization of debt discount	-	(49)	(59)	(98)
Total other income (expense)	3,102	(657)	3,861	75
Net loss	$(1,906,539)	$(1,527,822)	$(4,138,649)	$(2,744,122)
Basic and diluted net loss per share	$(0.05)	$(0.05)	$(0.12)	$(0.08)
Weighted average common shares outstanding - basic and diluted	35,857,701	32,880,589	35,823,121	32,605,984

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